UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2013

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E Pikes Peak Ave, Suite 210, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 18, 2012, Century Casinos Inc. (the “Company”), through its subsidiary Century Casinos Poland Sp. z o.o. ("CCP"), agreed to the terms of a PLN 12.0 million (approximately $3.9 million USD based on the exchange rate in effect on November 19, 2013)  capital credit facility with BRE Bank SA (“BRE”). CCP will use the proceeds from the capital credit facility to repay the balance of the Bank Pocztowy loan related to the Casinos Poland properties, which is approximately $1.6 million, invest in slot equipment and relocate the Company’s Poznan, Poland casino.

The capital credit facility has a term of 2.5 years and bears interest at a variable rate of Warsaw Interbank Offered Rate (“WIBOR”) plus 1.75%. Security for the loan includes a mortgage on property owned by CCP and used as its corporate headquarters in Warsaw, Poland and a pledge of slot machines owned by CCP.

This summary of the capital credit facility is qualified in its entirety by the text of the credit facility agreement, a copy of which is attached to this Form 8-K as Exhibit 10.12 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.12

Credit Facility Agreement as of November 18, 2013 by and between Casinos Poland Sp. z o.o. and BRE Bank SA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: November 22, 2013	By: /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer